SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. )

Filed by the Registrant   [ X ]
Filed by a party other than the Registrant   [    ]

Check the appropriate box:
[    ]   Preliminary proxy statement
[ X ]   Definitive proxy statement
[    ]   Definitive additional materials
[ ] Soliciting material pursuant toss §240-14a-12	[ ] Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

Semitool, Inc.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[ X ]   No fee required.
[    ]   Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)     Title of each class of securities to which transaction applies:

(2)     Aggregate number of securities to which transactions applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)     Proposed maximum aggregate value of transaction:

(5)     Total fee paid:

         [    ]  Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)     Amount previously paid:

(2)     Form, Schedule or Registration Statement No.:

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(4)     Date Filed:

SEMITOOL, INC.

Notice of Annual Meeting of Shareholders
To Be Held March 6, 2008

To the Shareholders of Semitool, Inc.:

        NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Semitool, Inc., a Montana corporation (the “Company”), will be held at the Hilton Garden Inn located at 1840 Highway 93 South, Kalispell, Montana 59901, at 2:30 p.m., local time, on March 6, 2008, for the following purposes:

        1.        ELECTION OF DIRECTORS. To elect eight directors of the Company to serve until the 2009 Annual Meeting of Shareholders or until their successors are elected and qualified.

        2.        RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS. To ratify the appointment of Grant Thornton LLP as the independent registered public accountants for the Company for the fiscal year ending September 30, 2008.

        3.        OTHER BUSINESS. To transact such other business as may properly come before the Annual Meeting of Shareholders and any adjournment or postponement thereof.

        The foregoing items of business are more fully described in the Proxy Statement, which is attached hereto and made a part hereof.

        The Board of Directors has fixed the close of business on January 7, 2008 as the record date for determining the shareholders entitled to notice of and to vote at the 2008 Annual Meeting of Shareholders and any adjournment or postponement thereof.

        WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING OF SHAREHOLDERS IN PERSON, YOU ARE URGED TO SUBMIT YOUR PROXY AS SOON AS POSSIBLE SO THAT YOUR SHARES CAN BE VOTED AT THE MEETING IN ACCORDANCE WITH YOUR INSTRUCTION. YOU MAY SUBMIT YOUR PROXY (1) OVER THE INTERNET, (2) BY TELEPHONE, OR (3) BY SIGNING, DATING AND RETURNING THE ENCLOSED PROXY CARD AND MAILING IN THE POSTAGE-PREPAID ENVELOPE PROVIDED TO ENSURE YOUR REPRESENTATION AND THE PRESENCE OF A QUORUM AT THE ANNUAL MEETING. IF YOU SEND IN YOUR PROXY CARD OR SUBMIT YOUR PROXY OVER THE INTERNET OR BY TELEPHONE AND THEN DECIDE TO ATTEND THE ANNUAL MEETING TO VOTE YOUR SHARES IN PERSON, YOU MAY STILL DO SO. YOUR PROXY IS REVOCABLE IN ACCORDANCE WITH THE PROCEDURES SET FORTH IN THE PROXY STATEMENT.

By Order of the Board of Directors, /s/Raymon F. Thompson —————————————— Raymon F. Thompson Chairman of the Board and Chief Executive Officer

Kalispell, Montana
January 24, 2008

SEMITOOL, INC.

655 West Reserve Drive
Kalispell, Montana 59901

PROXY STATEMENT

General Information

        This Proxy Statement is furnished to the shareholders of Semitool, Inc., a Montana corporation (the “Company”), in connection with the solicitation by the Board of Directors of the Company (the “Board” or “Board of Directors”) of proxies in the accompanying form for use in voting at the 2008 Annual Meeting of Shareholders of the Company (the “Annual Meeting”) to be held on March 6, 2008, at the Hilton Garden Inn located at 1840 Highway 93 South, Kalispell, Montana 59901, at 2:30 p.m., local time, and any adjournment or postponement thereof. The shares represented by the proxies received, properly marked, dated, executed and not revoked will be voted at the Annual Meeting.

        This Proxy Statement, the form of proxy, and the Company’s 2007 Annual Report are first being mailed to shareholders on or about February 13, 2008.

Revocability of Proxies

        Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is exercised by delivering to the Company (to the attention of Mr. Richard Hegger) a written notice of revocation or a duly executed proxy bearing a later date, or by attending the Annual Meeting and voting in person.

Solicitation and Voting Procedures

        The solicitation of proxies will be conducted by mail and the Company will bear all attendant costs. These costs will include the expense of preparing and mailing proxy materials for the Annual Meeting and reimbursements paid to brokerage firms and others for their expenses incurred in forwarding solicitation material regarding the Annual Meeting to beneficial owners of the Company’s Common Stock. The Company may conduct further solicitation personally, by telephone or by facsimile through its officers, directors and regular employees, none of whom will receive additional compensation for assisting with such solicitation.

        The close of business on January 7, 2008 has been fixed as the record date (the “Record Date”) for determining the holders of shares of Common Stock of the Company entitled to notice of and to vote at the Annual Meeting. As of the close of business on the Record Date, the Company had approximately 32,456,117 shares of Common Stock outstanding and entitled to vote at the Annual Meeting. The presence at the Annual Meeting of a majority of these shares of Common Stock of the Company, either in person or by proxy, will constitute a quorum for the transaction of business at the Annual Meeting. Each outstanding share of Common Stock on the Record Date is entitled to one vote on all matters. With respect to the election of directors, each shareholder is entitled to cumulate his or her votes, meaning that such shareholder can multiply the number of shares owned by the number of board positions to be filled, and allocate such votes for all or as many director nominees as he or she may designate. Ratification of Proposal 2 will require the affirmative vote of a majority of the shares present in person or by proxy at the Annual Meeting and entitled to vote.

        If you are not planning on attending the Annual Meeting and voting your shares in person, your shares of Common Stock cannot be voted until either a signed proxy card is returned to the Company or voting instructions are submitted by using the Internet or by calling a specifically designated telephone number. Any shareholder may change his or her vote prior to the Annual Meeting by revoking his or her proxy or by (i) submitting a proxy bearing a later date, (ii) submitting new voting instructions via the Internet, or (iii) calling the specifically designated telephone number. The Internet and telephone voting procedures are designed to authenticate shareholders’ identities, to allow shareholders to provide voting instructions, and to confirm that instructions have been recorded properly. The Company believes the procedures which have been put in place are consistent with the requirements of applicable law. Specific instructions for shareholders of record who wish to use the Internet or telephone voting procedures are set forth on the enclosed proxy card.

        An automated system administered by the Company’s transfer agent will tabulate votes cast by proxy at the meeting, and the inspector of elections appointed for the meeting will tabulate votes cast in person at the meeting. Abstentions and broker non-votes are each included in the determination of the number of shares present and voting, but will not be counted for or against any of the proposals to be voted upon at the meeting.

Householding of Annual Meeting Materials

        Some brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of the Proxy Statement and annual report will be sent to multiple shareholders in a shareholder’s household. The Company believes this “householding” rule will provide greater convenience for the Company’s shareholders, as well as cost savings for the Company by reducing the number of duplicate documents that are sent to shareholders’ homes.

        The “householding” election appears on the voting instruction form accompanying this Proxy Statement. If you wish to participate in the “householding” program, please indicate “YES” when voting your proxy. Your affirmative or implied consent will be perpetual unless you withhold it or revoke it. If you wish to continue to receive separate proxy statements and annual reports for each account in your household, you must withhold your consent to the Company’s “householding” program by so indicating when voting your proxy. Please note that if you do not respond, you will be deemed to have consented, and “householding” will begin 60 days after the mailing of this Proxy Statement.

        You may revoke your consent at any time by contacting Registrar and Transfer Company, either by calling toll-free (800) 522-7686, by writing to Registrar and Transfer Company, Investor Relations Department, 10 Commerce Drive, Cranford, New Jersey 07016, or by contacting the Registrar and Transfer Company’s Investor Relations Department at www.rtco.com. If you revoke your consent you will be removed from the “householding” program within 30 days of receipt of your revocation and each shareholder at your address will receive individual copies of the proxy statement and annual report.

PROPOSAL NO. 1
ELECTION OF DIRECTORS

        Eight directors will be elected at the Annual Meeting to serve until the 2009 Annual Meeting of Shareholders or until their successors are elected or appointed and qualified or until the director’s earlier resignation or removal. In the event that any nominee of the Company is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who shall be designated by the present Board of Directors to fill the additional vacancy. In the event that additional persons are nominated for election as directors, the proxy holders intend to vote all proxies received by them in such a manner as will assure the election of as many of the nominees listed below as possible, and, in such event, the specific nominees to be voted for will be determined by the proxy holders. The Board has no reason to believe that the persons named below will be unable or unwilling to serve as a nominee or as a director, if elected. Each of the eight nominees for director who receives the greatest number of votes will be elected.

        Set forth below is the age and certain biographical information relating to the director nominees, all of whom, except Mr. Steven R. Thompson, currently are directors of the Company and were elected to serve on the Board at the 2007 Annual Meeting of Shareholders.

        Raymon F. Thompson, age 66, founded Semitool in 1979 and serves as Chairman and Chief Executive Officer. Mr. Thompson holds a number of patents in the semiconductor industry and has been directly involved in the design and commercialization of the Company’s current suite of semiconductor equipment.

        Howard E. Bateman, age 73, has served on the Company’s Board of Directors since 1990. Mr. Bateman formerly owned and operated Entech, a Pennsylvania company that was an independent sales representative for the Company’s products from 1979 to 1996. Mr. Bateman is Chairman of the Company’s Compensation Committee.

        Donald P. Baumann, age 73, has served on the Company’s Board of Directors since 2003. Mr. Baumann currently is a consultant to the semiconductor equipment industry. From 1994 through 2001 he served as President of the semiconductor equipment manufacturer, SEZ North America, a subsidiary of The SEZ Group of Zurich, Switzerland. Earlier in his career he held senior management positions in worldwide sales and marketing for other companies in the semiconductor industry. Mr. Baumann is a member of the Company’s Compensation Committee.

        Timothy C. Dodkin, age 58, has been employed by the Company since 1985 and has served on the Company’s Board of Directors since 1998. Mr. Dodkin served as the Company’s European Sales Manager from 1985 to 1986, when he became Senior Vice President, Managing Director of Semitool Europe, Ltd. From September 2001 to June 2003 he was the Company’s Senior Vice President, Global Sales and Marketing and from June 2003 to present he has served as Executive Vice President. Prior to joining the Company, Mr. Dodkin worked at Cambridge Instruments, a semiconductor equipment manufacturer, for ten years in national and international sales.

        Daniel J. Eigeman, age 73, has served on the Company’s Board of Directors since 1985. From 1971 to 1993, Mr. Eigeman was President of Eigeman, Hanson & Co., P.C., and from 1993 to 1999 was a shareholder of Junkermier, Clark, Campanella, Stevens, P.C., both accounting firms. Mr. Eigeman currently serves as a director of CPA Mutual Insurance of America, Inc. Mr. Eigeman, a certified public accountant, is a member of the Company’s Audit Committee.

        Charles P. Grenier, age 58, has served on the Company’s Board of Directors since 2003. Mr. Grenier was Executive Vice President of Plum Creek Timber Company, a New York Stock Exchange listed company, from 1994 to 2000, and he was a director of that company from 1995 to 2000. Mr. Grenier graduated from Stanford University with a bachelor of arts in economics and holds a masters of business administration from Harvard University. Mr. Grenier is a member of the Company’s Audit Committee.

        Steven C. Stahlberg, age 41, has served on the Company’s Board of Directors since 2004. Mr. Stahlberg, a certified public accountant, is a founder of Stahlberg & Sutherland, CPAs, which specializes in management advisory services, cash flow analysis and forecasting, and employee relations. Prior to forming his firm, he worked extensively in governmental and nonprofit auditing as well as management advisory services. Mr. Stahlberg is the Chairman of the Company’s Audit Committee.

        Steven R. Thompson, age 44, is the owner of a small business in the outdoor recreation market. Prior to starting this business in 1997, Mr. Thompson worked at the Company from 1982 to 1997, his last position being Vice President and General Manager of the Thermal Products Division. Mr. Thompson is the son of the Chairman and Chief Executive Officer of the Company, Mr. Raymon F. Thompson.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR
THE ELECTION OF THE DIRECTOR NOMINEES NAMED ABOVE.

Relationships Among Directors or Executive Officers

        Mr. Raymon F. Thompson, our Chairman and Chief Executive Officer, is the father of Mr. Steven R. Thompson, a director nominee. There are no other family relationships among any of the directors or executive officers of the Company.

Board Independence

        A majority of the Board of Directors must qualify as “independent” as that term is defined in Rule 4200 of the listing standards of The NASDAQ Stock Market (“NASDAQ”). The Board of Directors has affirmatively determined that all of the director nominees are independent under the applicable NASDAQ listing standards except for Messrs. R. Thompson and Dodkin, who are executive officers of the Company and, consequently, are not considered “independent”, and Mr. S. Thompson, who is the son of Mr. R. Thompson. The Board holds executive sessions where only the “independent directors” are in attendance so that any topic can be discussed outside the presence of directors that also are executive officers. There were three formal executive sessions of the independent directors during the fiscal year ended September 30, 2007.

Meetings and Committees of the Board of Directors

        During the fiscal year ended September 30, 2007, the Board met seven times. The Board has two committees: the Audit Committee and the Compensation and Stock Option Committee (the “Compensation Committee”). The functions of a nominating committee are performed by the entire Board. During the fiscal year ended September 30, 2007, no director attended fewer than 75% of all the meetings of the Board and its committees on which he served after becoming a member of the Board.

        The Audit Committee held seven formal meetings in the fiscal year ended September 30, 2007 and has as its members Messrs. Stahlberg, Eigeman and Grenier. The primary function of the Audit Committee is to assist the Board of Directors in overseeing management’s conduct of the Company’s (1) financial reporting process, including the financial reports and other financial information provided to the public; (2) system of internal controls; and (3) annual independent audit of the Company’s financial statements. See “REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS.”

        The Audit Committee operates under a Charter approved by the Board of Directors. The current Charter is attached to the Company’s 2006 Proxy Statement (Schedule 14A) filed with the Securities and Exchange Commission on January 20, 2006 and a copy of the Charter is posted on the Company’s website at www.semitool.com. The Board has determined that all members of the Audit Committee are “independent” as that term is defined in Rule 4200(a)(15) (“Rule 4200(a)(15)”) of the Marketplace Rules of NASDAQ and the standards for independence set forth in Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

        The Board of Directors has determined that at least one member of the Audit Committee is a “financial expert” within the meaning of Item 407(d)(5)(ii) of Regulation S-K of the Exchange Act. Mr. Stahlberg is both a “financial expert” within the meaning of such regulation and is also “independent” within the meaning of the NASDAQ Marketplace Rules. Mr. Stahlberg is a certified public accountant and has served on the Company’s Board of Directors and Audit Committee since 2004. Mr. Stahlberg is a founder of Stahlberg & Sutherland, CPAs, which specializes in management advisory services, cash flow analysis and forecasting, and employee relations. Prior to forming his firm, he worked extensively in governmental and nonprofit auditing as well as management advisory services. In the course of his career, Mr. Stahlberg acquired (i) an understanding of generally accepted accounting principles and financial statements, (ii) the ability to assess the general application of such principles in connection with the accounting for estimates, accruals and reserves, (iii) experience preparing, auditing, analyzing or evaluating financial statements that present a breadth and level of complexity of accounting issues that are generally comparable to the breadth and complexity of issues that can reasonably be expected to be raised by the Company’s financial statements, (iv) an understanding of internal control over financial reporting, and (v) an understanding of audit committee functions.

        The Board of Directors also considers Mr. Eigeman and Mr. Grenier to be “financial experts”, but has elected to designate Mr. Stahlberg as a “financial expert” for purposes of Item 407(d)(5)(ii) of Regulation S-K of the Exchange Act.

        The information regarding the Charter of the Audit Committee and the independence of the members of the Audit Committee provided in the preceding paragraphs shall not be deemed to be “soliciting material,” or deemed “filed” with the Commission and shall not be deemed to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act whether made before or after the date hereof and irrespective of any general language to the contrary.

        The Compensation Committee held one formal meeting in the fiscal year ended September 30, 2007 and had as its members Messrs. Bateman, Baumann and C. Richard Deininger (a current Board member not nominated for re-election). The Compensation Committee functions are to establish and apply the Company’s compensation policies with respect to the Board and the Company’s executive officers, approve any and all benefits, conduct an annual review of the compensation of each senior executive and make recommendations to the Board regarding the compensation of the Chief Executive Officer as described under “Chief Executive Officer Compensation-Compensation Discussion and Analysis.” Additionally, the Compensation Committee administers the Company’s 2007 Stock Incentive Plan and performs such other duties as may from time to time be determined by the Board. The Compensation Committee has the authority to engage its own independent advisors to assist in carrying out its responsibilities. See “REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS.”

        The function of a nominating committee is performed by the entire Board of Directors. In addition, the Articles of Incorporation of the Company specify procedures for shareholders to nominate one or more persons for election as directors at an annual meeting. The Board of Directors has not considered adopting a written charter or policy for considering nominees recommended by shareholders in addition to those procedures already contained in the Articles of Incorporation of the Company. All of the directors are “independent” within the meaning of the independence requirements of Rule 4200(a)(15) of the NASDAQ Marketplace Rules, except for Messrs. R. Thompson, S. Thompson and T. Dodkin. A vote of a majority of the independent directors on the Board are required for the nomination or appointment of any person to the Board.

        In reviewing potential candidates for the Board, the Board considers the individual’s experience in the semiconductor industry, the general business or other experience of the candidate, the needs of the Company for an additional or replacement director, the personality of the candidate, the candidate’s interest in the business of the Company, as well as numerous other subjective criteria. Of greatest importance is the individual’s integrity, willingness to get involved and ability to bring to the Company experience and knowledge in areas that are most beneficial to the Company. The Company retains Management Technologies, Inc., to provide a “personality” profile of the candidate obtained from a written response sheet, which report may be used in the selection process. The Board intends to continue to evaluate candidates for election to the Board on the basis of the foregoing criteria.

        The Board did not receive, by a date not later than the 120th calendar day before the date of the Company’s proxy statement released to the shareholders in connection with the previous year’s annual meeting, a recommended nominee from a shareholder that beneficially owned more than 5% of the Company’s voting common stock for at least one year as of the date the recommendation was made, or from a group of shareholders that beneficially owned, in the aggregate, more than 5% of the Company’s voting common stock.

Code of Conduct

        The Board of Directors has adopted a Code of Conduct that applies to all directors, officers, and employees of the Company as required by applicable securities laws, rules of the Securities and Exchange Commission (the “SEC”), and the applicable NASDAQ listing standards. A copy of the Code of Conduct is posted on the Company’s website at www.semitool.com. The Company will post on its website any amendments to, or waivers from, any provision of its Code of Conduct.

Communication between Shareholders and Directors

        The Board of Directors does not currently have a formal process for shareholders to send communications to it. Nevertheless, every effort has been made to ensure that the views of shareholders are heard by the Board of Directors or by individual directors, as applicable, and that timely and appropriate responses are provided. The Board of Directors does not recommend that formal communication procedures be adopted at this time because it believes that informal communications are sufficient to communicate questions, comments and observations that could be useful to the Board of Directors. Shareholders wishing to formally communicate with the Board of Directors may send communications directly to Raymon F. Thompson, Chairman of the Board, c/o Semitool, Inc. 655 West Reserve Drive Kalispell, Montana 59901.

Compensation Committee Interlocks and Insider Participation

        Messrs. Bateman, Baumann and Deininger, all of whom are “independent” under the applicable NASDAQ listing standards, served on the Compensation Committee in 2007. No member of the Compensation Committee is or was formerly an officer or an employee of the Company or its subsidiaries. There were no interlocks or insider participation between any member of the Board of Directors or the Compensation Committee and any member of the board of directors or compensation committee of another company.

Director Attendance at Annual Meeting

        It is the policy of the Company and Board of Directors that all directors attend the Annual Meeting of Shareholders and be available for questions from the shareholders. All sitting directors nominated for election were in attendance at the 2007 Annual Meeting of Shareholders. It is anticipated that all directors nominated for election at the 2008 Annual Meeting of Shareholders also will be in attendance at that meeting.

Compensation of Directors

        Upon becoming a member of the Board, non-employee directors receive restricted stock awards for 500 shares of Common Stock, and thereafter receive on an annual basis restricted stock awards for 500 shares of Common Stock if re-elected to the Board. The Company’s non-employee directors also receive an $8,000 quarterly fee, but do not receive any additional amounts for Board meetings attended. Members of the Audit Committee receive an additional $1,500 quarterly fee and members of the Compensation Committee receive an additional $500 quarterly fee, respectively, for service on those committees. All non-employee directors are reimbursed for expenses incurred in connection with attending Board and committee meetings. Employee directors of the Company do not receive compensation for their services as directors. Mr. Steven R. Thompson, a nominee for the Board, has indicated the he will not accept any compensation for his service as a director even though he is a non-employee director.

        The following table sets forth certain information concerning the compensation of the Company’s non-employee directors for the fiscal year ended September 30, 2007:

Name	Fees Earned or Paid in Cash ($) (1)	Stock Awards ($) (2)	Option Awards ($) (2)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)(3)	Total ($)
Howard Bateman	34,000	1,998	5,031	--	42,000	83,029
Donald Baumann	34,000	1,998	5,031	--	11,000	52,029
C. Richard Deininger (4)	34,000	1,998	5,031	--	--	41,029
Dan Eigeman	38,000	1,998	5,031	--	--	45,029
Charles Greiner	38,000	1,998	5,031	--	--	45,029
Steve Stahlberg	42,000	1,998	5,031	--	--	49,029

(1)	In addition to the quarterly $8,000 fee paid to each non-employee director, the following committee fees were paid: Audit Committee chair- $2,500 per quarter to Mr. Stahlberg; Audit Committee members- $1,500 per quarter to Mr. Eigeman and Mr. Greiner; Compensation Committee members- $500 per quarter to Mr. Bateman, Mr. Baumann & Mr. Deininger.

(2)	Amount shown for fiscal 2007 is the expense recognized in the Company’s financial statements, without any reduction for risk of forfeiture, under Statements of Financial Accounting Standards (SFAS) No. 123(R) “Share-Based Payment” SFAS 123(R) for each director’s outstanding restricted stock and stock options. Assumptions used in determining the fair values of the option awards are set forth in the “Employee Benefit and Stock Option Plans” footnote of the Company’s financial statements included in its annual report on Form 10-K for fiscal 2007, which is incorporated herein by reference.

(3)	Included in Other Compensation are amounts paid for consulting services. Mr. Bateman and Mr. Baumann each have experience in the semiconductor industry and are paid consulting fees for advice related to the semiconductor industry, which consulting services are unrelated to their respective role as a director of the Company.

(4)	Mr. Deininger currently is a director and has not been nominated for re-election at the 2008 Annual Meeting of Shareholders.

SECURITY OWNERSHIP OF
CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth certain information with respect to the beneficial ownership of the Company’s Common Stock as of the Record Date for (i) each person who is known by the Company, as of September 30, 2007, to beneficially own more than 5% of the Common Stock, (ii) each of the Company’s directors and nominees, (iii) each of the officers appearing in the Summary Compensation Table below and (iv) all directors and executive officers as a group. The address of each of the persons in this table not otherwise provided is c/o Semitool, Inc., 655 West Reserve Drive, Kalispell, Montana 59901.

Name and Address of Beneficial Owner (1)	Number of Shares Owned (2)	Right to Acquire (3)	Total	Percent of Class (1)
Raymon F. and Ladiene A. Thompson (4)	9,845,918	--	9,845,918	30.3%
Howard E. Bateman	12,500	24,000	36,500	*
Donald P. Baumann	500	9,000	9,500	*
C. Richard Deininger (5)	1,000	7,000	8,000	*
Daniel J. Eigeman	10,300	18,000	28,300	*
Charles P. Grenier	2,500	9,000	11,500	*
Steven C. Stahlberg	650	7,000	7,650	*
Steven R. Thompson (6)	7,000	--	7,000	*
Larry E. Murphy	29,684	140,000	169,684	*
Timothy C. Dodkin	53,866	169,500	223,366	*
Larry A. Viano	13,340	34,750	48,090	*
James L. Wright	21,265	52,425	73,690	*
All directors and executive officers as a group (16 persons)	10,025,107	571,825	10,596,932	32.1%

Royce & Associates, LLC (7)	3,881,750	--	3,881,750	12.0%
1414 Avenue of the Americas,
New York, NY 10019
Artis Capital Management, L.P. (8)	3,295,373	--	3,295,373	10.2%
One Market Plaza, Spear Street Tower, Suite 1700
San Francisco, CA 94105
Wells Fargo & Company (9)	2,508,958	--	2,508,958	7.7%
420 Montgomery Street
San Francisco, CA 94104
Century Capital Management LLC (10)	2,115,052	--	2,115,052	6.5%
100 Federal St.
Boston, MA 02110

*	Less than 1%

(1)	Beneficial ownership is determined in accordance with the rules of the Commission. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of Common Stock subject to options held by that person that are currently exercisable or exercisable within 60 days of the Record Date are deemed outstanding. Such shares, however, are not deemed outstanding for the purpose of computing the percentage ownership of each other person. Except as indicated in the footnotes to this table and pursuant to applicable community property laws, the persons named in the table have sole voting and investment power with respect to the shares set forth opposite such person’s name.

(2)	Excludes shares that may be acquired through the exercise of outstanding options.

(3)	Represents shares that an individual has a right to acquire within 60 days of January 7, 2008.

(4)	Includes 160,000 shares held in the name of the Floyd Foundation Trust, of which Mr. R. Thompson is the trustee.

(5)	Mr. Deininger currently is a director and has not been nominated for re-election at the 2008 Annual Meeting of Shareholders.

(6)	Mr. S. Thompson is the custodian for 7,000 shares of stock held in the name of four minor children.

(7)	Based on a Schedule 13-G filed with the Commission on January 25, 2007, Royce & Associates, LLC, a New York corporation, has sole voting power and sole dispositive power with respect to 3,881,750 shares of the Company’s Common Stock.

(8)	Based on a Schedule 13-G filed with the Commission on November 9, 2007, Artis Capital Management, L.P., a California corporation, has shared voting power and shared dispositive power with respect to 3,295,373 shares of the Company’s Common Stock.

(9)	Based on a Schedule 13-G filed with the Commission on February 9, 2007, Wells Fargo & Company, a Delaware corporation, has sole or shared dispositive power or sole voting power with respect to 2,508,958 shares of the Company’s Common Stock.

(10)	Based on a Schedule 13-G filed with the Commission on February 13, 2007, Century Capital Management LLC, a Delaware corporation, has sole voting and sole dispositive power with respect to 2,115,052 shares of the Company’s Common Stock.

PROPOSAL NO. 2
RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

        On June 12, 2006, the Company’s Audit Committee unanimously approved the appointment of Grant Thornton LLP and dismissal of PricewaterhouseCoopers LLP (“PwC”) as the Company’s independent registered public accounting firm. The shareholders ratified the appointment of Grant Thornton LLP at the March 9, 2007 Annual Meeting of Shareholders.

        PwC’s reports on the consolidated financial statements of the Company and subsidiaries as of and for the year ended September 30, 2005 did not contain any adverse opinion or disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principle. During the fiscal year ended September 30, 2005 and through June 12, 2006, which was the date of dismissal of PwC, there were no disagreements with PwC on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which disagreements, if not resolved to the satisfaction of PwC, would have caused PwC to make reference thereto in its report on the financial statements for such year; and there were no reportable events as defined in Item 304(a)(1)(v) of Regulation S-K.

        The Company provided PwC with a copy of the foregoing disclosures and requested PwC to furnish the Company a letter addressed to the Commission stating whether or not it agrees with the above statements. A copy of PwC’s response letter dated June 13, 2006 is attached as Exhibit 16.1 to the Company’s Periodic Report on Form 8-K filed with the Commission on June 12, 2006.

        Grant Thornton LLP has been appointed by the Audit Committee to continue as the Company’s independent registered public accountants for the Company’s fiscal year ending September 30, 2008. Ratification of the proposal requires the affirmative vote of a majority of the outstanding shares of the Company’s Common Stock present in person or represented by proxy and entitled to vote at the Annual Meeting. In the event that ratification of this selection of independent registered public accountants is not approved by a majority of the shares of Common Stock voting at the Annual Meeting in person or by proxy, the Audit Committee will review its future selection of independent registered public accountants.

        A representative of Grant Thornton LLP is expected to be present at the Annual Meeting. The representative will have an opportunity to make a statement and to respond to appropriate questions.

FEES BILLED BY GRANT THORNTON LLP AND PRICEWATERHOUSECOOPERS LLP

Audit and Non-Audit Fees

        The following table presents fees billed by Grant Thornton LLP and PricewaterhouseCoopers LLP for professional services rendered for the fiscal years ended September 30, 2007 and 2006, for the periods of time that such firms were the Company’s principal accountants.

	Fiscal 2007	Fiscal 2006
	Grant Thornton LLP	Grant Thornton LLP	Pricewaterhouse Coopers LLP
Audit Fees (1)	$847,362	$888,715	$303,062
Audit-Related Fees (2)	--	--	30,000
Tax Fees (3)	--	--	314,363
All Other Fees (4)	--	--	1,500

Total	$847,362	$888,715	$648,925

(1)	Audit Fees consist of fees billed for professional services rendered for the integrated audit of the Company’s consolidated annual financial statements and of its internal control over financial reporting and review of the interim consolidated financial statements included in quarterly reports and services that are normally provided by the Company’s independent registered public accounting firm in connection with statutory and regulatory filings or engagements.

(2)	Audit-Related Fees consist of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s consolidated financial statements and are not reported under “Audit Fees.” Audit-Related Fees in fiscal 2006 consisted of due diligence and the related “comfort letter” for a registered stock offering in December 2005. There were no Audit-Related Fees incurred in fiscal 2007.

(3)	Tax Fees consist of fees billed for professional services rendered for tax compliance, tax advice and tax planning (domestic and international). These services include assistance regarding federal, state and international tax compliance and tax planning.

(4)	All Other Fees consist of fees for products and services other than the services reported above. In fiscal 2006, All Other Fees consisted of access to an online financial reporting library.

Policy on Audit Committee Pre-Approval of Audit and Non-Audit Services of Independent Registered Public Accountants

        The Audit Committee’s policy is to pre-approve all audit and non-audit services provided by the independent registered public accountants. These services may include audit services, audit-related services, tax services and other services. Pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. The Audit Committee has delegated pre-approval authority to its Chairperson when expedition of services is necessary. The independent registered public accountants and management are required to periodically report to the full Audit Committee regarding the extent of services provided by the independent registered public accountants in accordance with this pre-approval, and the fees for the services performed to date. None of the services rendered by the independent registered public accountants were rendered pursuant to the de minimis exception established by the Securities and Exchange Commission.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION OF
THE APPOINTMENT OF GRANT THORNTON LLP AS THE
COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS
FOR THE FISCAL YEAR ENDING SEPTEMBER 30, 2008.

COMPENSATION DISCUSSION AND ANALYSIS

Overview of Compensation Program

        The Compensation Committee has responsibility for establishing, implementing and monitoring adherence to our compensation philosophy. The Compensation Committee seeks to ensure that the total compensation paid to the executive officers and members of the Board is fair, reasonable and competitive. Generally, the types of compensation and benefits provided to the Named Executive Officers (as defined in the Summary Compensation Table) are similar to those provided to all other executive officers.

Compensation Objective and Philosophy

        The objective of our compensation program is to provide a total compensation package that will enable us to:

  attract, motivate and retain outstanding employees, including Named Executive Officers;
  align the financial interests of our employees, including our Named Executive Officers, with the interests of our shareholders;
  provide incentives for superior company and individual Named Executive Officers performance; and
  encourage each Named Executive Officer to have a stake in our long-term performance and success.

        To achieve this objective, the Compensation Committee has designed a compensation philosophy that seeks to combine “fixed” forms of compensation such as base salaries and certain other perquisites and ancillary benefits with “at-risk” forms of compensation such as performance-based cash bonuses and long-term equity incentive awards. In particular, the Compensation Committee believes that paying “fixed” forms of compensation that are competitive relative to our Compensation Peer Group (as defined below) helps to ensure that we maintain our ability to attract, motivate and retain individuals of superior ability and managerial talent in key positions. Likewise, the Compensation Committee believes that awarding “at-risk” forms of compensation helps to further align our employees’ interests with those of our shareholders by providing incentives for superior performance relative to established goals, while also encouraging employees to value our long-term performance. Thus, our compensation program allows us to reward short-term achievement of objectives and to foster long-term participation in our success.

        We utilize four basic categories of compensation. First, we set base salaries at levels designed to attract and retain qualified executives based on their levels of experience relevant to our business. Second, we offer performance-based cash bonuses meant to reward achievement of certain key financial and operational goals. Third, we grant long-term equity incentive awards, which vest over time, to encourage sustained loyalty and performance and to foster in each executive a sense of ownership and shared purpose. Finally, we offer ancillary benefits that the Compensation Committee has determined to be widely offered within our Compensation Peer Group.

        To date, the Compensation Committee has not established any formal policy or target for the relative balance of “fixed” and “at-risk” compensation. The mix of these types of compensation is evaluated on a case-by-case basis. For example, the Chief Executive Officer of the Company, Mr. Thompson, has never received “at risk” compensation because he is a significant shareholder in the Company and has declined this form of compensation.

Process for Setting Executive Compensation

        The Compensation Committee understands that we compete with many companies for top executive-level talent. Accordingly, the Compensation Committee strives to implement compensation packages for our executive officers that are competitive with total compensation paid to similarly situated executives of the companies comprising what we refer to as our “Compensation Peer Group”. The members of this Compensation Peer Group may vary depending on the nature of the executive role being considered, as the Compensation Committee may deem it appropriate in the case of certain executive roles to refer to the practices of similarly situated companies within the semiconductor industry and in the case of other executive roles to refer more generally to the practices of companies similar to ours in terms of size, location, operations, etc. In addition to comparing compensation levels to the appropriate Compensation Peer Group, the Compensation Committee also determines the appropriate metrics that will be used to define the various performance goals underlying certain elements of the “at-risk” compensation we offer.

        Ultimately, the Compensation Committee makes all compensation decisions for our executive officers. Often, these decisions will be based on data obtained by the Compensation Committee from relevant compensation surveys and other public sources, as well as individual performance, internal comparables and other related factors as deemed appropriate by the members of the committee. In addition, from time to time, the Compensation Committee may solicit the input of our Chairman and Chief Executive Officer, Mr. Thompson, with respect to executive compensation matters.

Executive Compensation Components

        The following discussion further describes the components and mix of compensation we pay to our executive officers, as well as how we generally determine the amount of each component. It also explains how each component of compensation fits into our overall compensation objectives and affects decisions regarding other components of compensation. This discussion and analysis should be read together with the Summary Compensation Table (and the related narrative disclosure for the table) that appears directly following this Compensation Discussion and Analysis.

        As referenced above, the principal components of compensation for our executive officers are:

  base salary;
  performance-based cash bonuses;
  long-term equity incentive awards; and
  ancillary benefits.

        For fiscal year 2007, there were no performance-based cash bonuses or long-term equity incentive awards granted. Each of the components listed above is described in greater detail below:

Base Salary

        We provide our executive officers and other employees with base salaries to compensate them for services rendered during the fiscal year. Base salary ranges for executive officers are determined for each executive based on his or her position and responsibility, with appropriate reference to market data from the Compensation Peer Group.

        During its review of base salaries for executive officers for fiscal 2007, the Compensation Committee primarily considered:

  peer data obtained from public sources;
  the results of its own internal review and appraisal of the executive's compensation, both individually and relative to other executive officers; and
  the individual performance and responsibility of the executive.

        Base salary levels are considered annually as part of our performance review process, as well as upon a promotion or other material change in job responsibility. Changes in base salary levels may be merit-based or circumstance-based as determined appropriate by the Compensation Committee. In reviewing market data, the Compensation Committee considered the surveys that track the executive compensation of other leading companies in the semiconductor and semiconductor equipment industries, many of which are included in the RDG Semiconductor Composite Index used in the Stock Performance Graph. In reviewing individual executive performance, the Compensation Committee considered factors including decision-making skills, business and financial acumen, ability to drive results, and the executive’s overall performance in his or her role.

Performance-Based Cash Incentive Compensation

        Cash bonuses periodically are granted to executive officers on the basis of subjective criteria, including the performance of the Company and the individual. In addition, there is an Executive Bonus Plan (the “Plan”) that currently applies only to our President and Chief Operating Officer, Mr. Murphy, which provides for the payment of annual cash incentive awards based on the achievement of certain performance criteria. The Plan is administered by the Compensation Committee. Sales revenue is the principal measure used under the Plan to determine cash awards. However, the Compensation Committee may also increase or decrease the award based on its evaluation of other criteria specified in the Plan. There was no award made to Mr. Murphy under this Plan for the fiscal year ended September 30, 2007. In addition, there were no other cash bonuses granted in fiscal year 2007 to a Named Executive Officer.

Long-Term Equity Incentive Compensation

        Long-term equity incentive compensation is another key component of our “at-risk” compensation package. Whereas performance-based cash compensation ultimately ties individual success to predefined corporate performance targets, the value of long-term incentive compensation is even more directly related to the value created for our shareholders in the form of appreciating stock prices.

        Grants of equity-based awards are made to Named Executive Officers and other eligible employees based upon performance criteria of both the individual and the Company. When making equity award decisions, the Compensation Committee considers market data relating to the Compensation Peer Group, the grant size, the forms of long-term equity compensation available to it under existing plans, the status of awards granted in previous years, our performance, the value of the specific position to us and individual performance criteria. Existing ownership levels are not a factor in award determination, as the Compensation Committee wants to encourage executives to hold our stock in order to achieve alignment between management and shareholders’ interests. All long-term equity incentive compensation awards are currently granted pursuant to our 2007 Stock Incentive Plan.

        No equity incentive compensation was granted in fiscal year 2007 to a Named Executive Officer.

Other Ancillary Benefits.

        We provide the Named Executive Officers and other employees with perquisites and other ancillary benefits that the Compensation Committee believes are consistent with its objectives and philosophy set forth above. A description of these perquisites and other ancillary benefits, which the Compensation Committee periodically reviews and adjusts as deemed necessary, is set forth below.

        Life and Long Term Disability Insurance: All of our Named Executive Officers and other executive officers in the United States are enrolled in our group life and disability insurance plans. All executive participants are entitled to a benefit under the group life insurance plan equal to their annual base salary in effect on the date of death, up to a maximum benefit of $300,000. The long term disability plan provides a monthly benefit to executive officers in the event of disability of 60% of the participant’s annual base salary up to a maximum monthly amount of $6,000.

        On February 15, 2006, the Board of Directors adopted the Semitool, Inc. Supplemental Executive Health Plan (the “Plan”). The purpose of the Plan is to provide designated executive participants and their beneficiaries with certain accident and health care benefits. Currently, the two participants are the Chief Executive Officer, Mr. Thompson, and the President and Chief Operating Officer, Mr. Murphy. The Plan is intended to qualify as fully insured under a policy of accident and health insurance, and not to be treated as a “self-insured medical reimbursement plan” under Internal Revenue Code Section 105(h)(6). The Plan is intended to meet all other applicable requirements of ERISA and the Internal Revenue Code. The insurance policy described in the Plan provides for the reimbursement of certain health care expenses not covered by the Semitool Health Benefit Plan up to a maximum of $50,000 per annum for each participant.

        Tax and Accounting Implications: As part of its role in developing and overseeing our compensation programs, the Compensation Committee reviews and considers the deductibility of executive compensation under Section 162(m) of the Internal Revenue Code, which provides that we may not deduct compensation of more than $1,000,000 that is paid to certain individuals. To qualify for deductibility under Section 162(m), compensation in excess of $1,000,000 per year paid to the Named Executive Officers at the end of such fiscal year generally must be “performance-based” compensation as determined under Section 162(m). The Compensation Committee generally intends to stay within the requirements for full deductibility of executive compensation under Section 162(m). However, the Compensation Committee will balance the costs and burdens involved in such compliance against the value to us and our shareholders of the tax benefits that we would obtain as a result, and may in certain instances pay compensation that is not fully deductible if, in its determination, such costs and burdens outweigh such benefits.

        The Compensation Committee also considers the accounting effect that each compensation component may have on the Company and recipients of the relevant compensation (for example, restricted stock or cash bonuses). When determining the appropriate compensation component, the Compensation Committee’s goal is to consider the relative cost of the component from an accounting standpoint along with its potential benefit as a compensation tool.

Chief Executive Officer Compensation

        The Company’s Chief Executive Officer is Raymon F. Thompson. The compensation of the Chief Executive Officer is reviewed annually. Mr. Thompson’s base salary for the fiscal year ended September 30, 2007 was approximately $361,000. Mr. Thompson’s base salary was established in part by comparing the base salaries of chief executive officers at other companies of similar size.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

        The information contained in this report shall not be deemed to be “soliciting material” or “filed” with the SEC or subject to the liabilities of Section 18 of the Exchange Act, except to the extent that the Company specifically incorporates it by reference into a document filed under the Securities Act or the Exchange Act.

        The Compensation Committee reviewed and discussed the “Compensation Discussion and Analysis” contained in this Proxy Statement with the company’s management. Based on our review and discussions, the Compensation Committee has recommended to the Company’s Board that the “Compensation Discussion and Analysis” be included in this Proxy Statement.

Submitted by the Compensation Committee of the Board of Directors

Howard E. Bateman, Chairman
Donald P. Baumann
C. Richard Deininger

EXECUTIVE COMPENSATION

        The following tables set forth certain compensation information for our Chief Executive Officer, Chief Financial Officer, and three other most highly compensated executive officers of the Company (collectively the “Named Executive Officers”) for the fiscal year ended September 30, 2007.

Summary Compensation Table

        The following table sets forth certain information concerning compensation of each Named Executive Officer during the fiscal year ended September 30, 2007:

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($) (1)	All Other Compensation ($)	Total ($)
Raymon F. Thompson	2007	361,014	--	--	--	213,828 (2)	574,842
Chairman of the Board
and Chief Executive Officer
Larry E. Murphy	2007	399,015	--	--	268,448	55,181 (3)	722,644
President and
Chief Operating Officer
Timothy C. Dodkin	2007	304,012	--	--	26,972	100,655 (4)	431,639
Executive Vice President
Larry A. Viano	2007	190,007	--	--	23,908	42,220 (5)	256,135
Vice President and
Chief Financial Officer
James L. Wright	2007	152,006	--	--	86,117	17,675 (6)	255,798
Vice President, Manufacturing

(1)	Amount shown for fiscal 2007 is the expense recognized in the Company’s financial statements, without any reduction for risk of forfeiture, under SFAS 123(R) for each Named Executive Officer’s outstanding stock options. Assumptions used in determining the fair values of the option awards are set forth in the “Employee Benefit and Stock Option Plans” footnote of the Company’s financial statements included in its annual report on Form 10-K for fiscal 2007, which is incorporated herein by reference.

(2)	Represents amounts paid by the Company on behalf of Mr. Thompson as follows: (i) $4,605 for Health, Life and Long Term Disability Insurance, (ii) $7,500 in matching contributions to Mr. Thompson’s account under the Company’s qualified 401(k) plan and (iii) $201,723 for incremental cost incurred by the Company for the personal use of the corporate aircraft on behalf of Mr. Thompson.

(3)	Represents amounts paid by the Company on behalf of Mr. Murphy as follows: (i) $4,605 for Health, Life and Long Term Disability Insurance, (ii) $7,500 in matching contributions to Mr. Murphy’s account under the Company’s qualified 401(k) plan and (iii) $9,914 as a car allowance, (iv) $33,162 for Supplemental Executive Health Benefits paid by the Company on behalf of Mr. Murphy.

(4)	Represents amounts paid by the Company on behalf of Mr. Dodkin as follows: (i) $4,605 for Health, Life and Long Term Disability Insurance, (ii) $7,500 in matching contributions to Mr. Dodkin’s account under the Company’s qualified 401(k) plan, (iii) $7,901 as a car allowance, (iv) $37,850 as reimbursement of IRS Code Section 409(A) penalties, (v) $42,734 as a foreign exchange benefit realized on Mr. Dodkin’s salary as converted from U.S. Dollars into Great Britain Pounds and (vii) $65 categorized as miscellaneous.

(5)	Represents amounts paid by the Company on behalf of Mr. Viano as follows: (i) $4,605 for Health, Life and Long Term Disability Insurance, (ii) $7,500 in matching contributions to Mr. Viano’s account under the Company’s qualified 401(k) plan, (iii) $4,650 as a car allowance, (iv) $25,000 as a payout of excess accumulated vacation hours and (v) $465 as reimbursement of IRS Code Section 409(A) penalties.

(6)	Represents amounts paid by the Company on behalf of Mr. Wright as follows: (i) $4,605 for Health, Life and Long Term Disability Insurance, (ii) $5,870 in matching contributions to Mr. Wright’s account under the Company’s qualified 401(k) plan and (iii) $7,200 as a car allowance.

Grants of Plan-Based Awards Table

        There were no grants of plan-based awards to any of the Named Executive Officers during the fiscal year ended September 30, 2007.

Outstanding Equity Awards Table

        The following table sets forth certain information concerning outstanding equity awards for each Named Executive Officer as of September 30, 2007:

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable (1)	Number of Securities Underlying Unexercised Options (#) Unexercisable (1)	Options Exercise Price	Options Expiration Date	Number of Shares or Units of Stock That Have Not Vested ($)	Market Value of Shares or Units of Stock That Have Not Vested ($)
Raymon F. Thompson	--	--	--	--	--	--
Larry E. Murphy	65,000	35,000	10.55	06/03/14	--	--
	24,000	16,000	7.03	09/27/14	--	--
	33,000	27,000	7.67	11/01/14	--	--
Timothy C. Dodkin	30,000	--	8.15	09/21/11	--	--
	40,000	--	8.73	10/02/11	--	--
	85,000	5,000	3.98	04/15/13	--	--
	3,500	6,500	7.90	10/10/15	--	--
Larry A. Viano	4,000	--	7.22	01/06/10	--	--
	5,000	--	9.88	02/27/11	--	--
	17,000	3,000	3.98	04/15/13	--	--
	5,250	9,750	7.90	10/10/15	--	--
James L. Wright	41,600	10,400	4.84	10/01/13	--	--
	2,400	1,600	7.03	09/24/14	--	--
	5,000	7,500	7.95	09/30/15	--	--

(1)	All options vest quarterly over a five-year period from the grant date of the award. All option awards expire ten years from the date of grant.

Option Exercises and Stock Vested Table

        The following table sets forth certain information concerning all exercises of stock options and vesting of restricted stock for each Named Executive Officer during the fiscal year ended September 30, 2007:

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($) (1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($) (2)
Raymon F. Thompson	--	--	--	--
Timothy C. Dodkin	12,000	70,980	--	--
Larry E. Murphy	--	--	--	--
Larry A. Viano	4,000	31,700	--	--
James L. Wright	--	--	--	--

(1)	The value realized is calculated by multiplying the difference between the market price of the underlying securities at exercise and the exercise price of the options.

(2)	The value realized equals the closing price of Common Stock on the vesting date, multiplied by the number of shares that vested.

Potential Payments Upon Termination or Change-in-Control

        There are no contractual arrangements with any Named Executive Officer to pay any amounts to that individual in the event of a change in control of the Company. Mr. Murphy’s employment offer obligates the Company to pay him six months of gross salary (excluding bonuses and other compensation) in the event he is terminated, unless the termination is the result of misconduct. There are no other contractual arrangements with any Named Executive Officer related to payments required to be made in the event of a termination of employment.

REPORT OF THE AUDIT COMMITTEE
OF THE BOARD OF DIRECTORS

        Notwithstanding anything to the contrary set forth in any of the Company’s previous filings under the Securities Act, as amended, or the Exchange Act that might incorporate future filings, including this Proxy Statement, the following report shall not be deemed to be “soliciting material” or to be “filed” with the SEC, nor shall such information be deemed to be incorporated by reference into any previous or future filings under the Securities Act or the Exchange Act.

Review with Management

        The Audit Committee oversees the Company’s financial reporting process on behalf of the Board and is responsible for the appointment, compensation and oversight of the work of the independent registered public accounting firm. Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls. In fulfilling its oversight responsibilities, the Committee reviewed the audited financial statements in the Annual Report on Form 10-K with management, including a discussion of the quality, not just acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

Review and Discussions with Independent Registered Public Accountants

        The Committee reviewed with the independent registered public accounting firm, who are responsible for expressing an opinion on the conformity of those audited financial statements with U.S. generally accepted accounting principles and for expressing an opinion on the effectiveness of the Company’s internal control over financial reporting, their judgments as to the quality, not just the acceptability, of the Company’s accounting principles and such other matters as are required to be discussed with the Committee by Statement on Auditing Standards No. 61 (as amended), other standards of the Public Company Accounting Oversight Board (United States), rules of the SEC, and other applicable regulations. The Audit Committee has also received written disclosures and the letter from Grant Thornton LLP required by Independence Standards Board Standard No. 1 (which relates to the accountant’s independence from the Company and its related entities) and has discussed with Grant Thornton LLP their independence from the Company and Company management.

        The Committee also reviewed management’s report on its assessment of the effectiveness of the Company’s internal control over financial reporting and the independent registered public accounting firm’s report on the effectiveness of the Company’s internal control over financial reporting.

        The Committee discussed with the Company’s independent registered public accounting firm the overall scope and plans for their audit. The Committee met with the independent registered public accounting firm, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s internal controls, including internal control over financial reporting; and the overall quality of the Company’s financial reporting. The Committee held seven meetings during fiscal year 2007.

Conclusion

        Based on the reviews and discussions referred to above, the Committee recommended to the Board that the audited financial statements be included in the Annual Report on Form 10-K for the year ended September 30, 2007 for filing with the SEC.

                                  MEMBERS OF THE AUDIT COMMITTEE

                   Steven C. Stahlberg, Chairman
 Daniel J. Eigeman
 Charles P. Grenier

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

        In accordance with our Audit Committee Charter, our Audit Committee is responsible for reviewing all related party transactions for potential conflicts of interest on an ongoing basis and approving all such transactions (if such transactions are not approved by another independent body of the Board). The following were reportable transactions and relationships that occurred or were entered into since the beginning of fiscal year 2007 between the Company and certain affiliated parties:

        During the fiscal year ended September 30, 2007, the Company leased three (3) airplanes and an aircraft hangar from limited liability companies wholly-owned by our Chairman and Chief Executive Officer, Mr. Thompson. Under these lease agreements, the Company made rental payments aggregating $2,839,200 during the fiscal year ended September 30, 2007. Mr. Thompson has access to the aircraft for personal use and any such use of the aircraft by Mr. Thompson is shown as additional compensation to him in the Summary Compensation Table based on the incremental cost to the Company for such use. For the fiscal year ended September 30, 2007, the additional compensation to Mr. Thompson for such use was $201,723 (See “Summary Compensation Table”).

        The Company’s current lease payments aggregate $199,100 per month. The lease terms are month-to-month. The terms of the lease agreements were based on comparable information on lease rates received from independent aircraft leasing dealers and finance entities for similar aircraft. The Company believes that these lease agreements are on terms no less favorable to the Company than could have been obtained from an unaffiliated party.

        During the fiscal year ended September 30, 2007, the Company acted as a sales representative to Starview Technology, Inc., a provider of manufacturing software for the semiconductor industry in which Mr. Thompson and his son-in-law, Thomas Sulzbacher, are majority shareholders. In fiscal year 2007, the Company earned sales commissions from Starview Technology, Inc. in the amount of $156,000.

SHAREHOLDER PROPOSALS

        Requirements for Shareholders Proposals to be brought before an Annual Meeting. To be considered for presentation to the annual meeting of the Company’s shareholders to be held in 2009, a shareholder proposal must be received by Mr. Richard Hegger, General Counsel and Secretary, 655 West Reserve Drive, Kalispell, Montana 59901, not before December 7, 2008 and no later than January 6, 2009.

        Requirements for Shareholders Proposals to be considered for inclusion in the Company’s Proxy Material. Shareholder proposals submitted pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended, and intended to be presented at the Company’s 2009 annual meeting of shareholders must be received by the Company not later than October 17, 2008 in order to be considered for inclusion in the Company’s proxy materials for that meeting.

SHAREHOLDER NOMINATIONS FOR DIRECTOR

        Pursuant to the Company’s Articles of Incorporation, nominations of persons for election to the Board of Directors may be made at a meeting of shareholders by any shareholder entitled to vote for the election of directors at the meeting who complies with the notice procedures. Such nominations must be made pursuant to timely notice in writing to the Secretary of the Company. To be timely, a shareholder’s notice must be delivered to or mailed and received at the principal executive offices of the Company not less than sixty days nor more than ninety days prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is advanced by more than thirty days or delayed by more than sixty days from such anniversary, notice by the shareholder to be timely must be so received not earlier than the ninetieth day prior to such annual meeting and not later than the close of business on the later of (1) the sixtieth day prior to such annual meeting, or (2) the tenth day following the day on which notice of the date of the meeting was mailed or such public disclosure was made, whichever occurs first.

        Such shareholder’s notice must set forth (a) as to each person whom the shareholder proposes to nominate for election or re-election as a director, (i) the name, age, business address and residence address of the person, (ii) the principal occupation or employment of the person, (iii) the class and number of shares of the Company which are beneficially owned by the person, and (iv) any other information relating to the person that is required to be disclosed in solicitations for proxies for election of directors pursuant to Rule 14a under the Exchange Act; and (b) as to the shareholder giving the notice, (i) the name and record address of the shareholder, and (ii) the class and number of shares of the corporation which are beneficially owned by the shareholder. The Company may require any proposed nominee to furnish such other information as may reasonably be required by the Company to determine the eligibility of such proposed nominee to serve as a director of the Company.

OTHER MATTERS

        Section 16(a) Beneficial Ownership Reporting Compliance. Section 16(a) of the Exchange Act requires the Company’s directors, executive officers and persons who own more than 10% of the Company’s Common Stock (collectively, “Reporting Persons”) to file reports of ownership and changes in ownership of the Company’s Common Stock. Reporting Persons are required by the Commission regulations to furnish the Company with copies of all Section 16(a) reports they file. Based solely on its review of the copies of such reports received or written representations from certain Reporting Persons, the Company believes that during the fiscal year ended September 30, 2007, all Reporting Persons complied with all applicable Section 16(a) filing requirements.

        Other Matters. The Board of Directors knows of no other business which will be presented at the Annual Meeting. If any other business is properly brought before the Annual Meeting, it is intended that proxies in the enclosed form will be voted in respect thereof in accordance with the judgments of the persons voting the proxies.

        It is important that the proxies be returned promptly and that your shares be represented. Shareholders are urged to mark, date, execute and promptly return the accompanying proxy card in the enclosed envelope.

ANNUAL REPORT ON FORM 10-K

        Upon written request to the Corporate Secretary, Semitool, Inc., at 655 West Reserve Drive Kalispell, Montana 59901, the Company will provide without charge to each person solicited a copy of the Company’s 2007 report on Form 10-K.

By Order of the Board of Directors, /s/Raymon F. Thompson —————————————— Raymon F. Thompson Chairman of the Board and Chief Executive Officer

[FORM OF FRONT OF PROXY CARD]

REVOCABLE PROXY
SEMITOOL, INC.
ANNUAL MEETING OF SHAREHOLDERS
Date: March 6, 2008
Time: 2:30 p.m.
This proxy is solicited on behalf of the Board of Directors

RAYMON F. THOMPSON and LARRY A. VIANO, or either of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present at the Annual Meeting of Semitool, Inc. (the “Company”), to be held on March 6, 2008, and any adjournment or postponement thereof.

BOARD OF DIRECTORS’ RECOMMENDATIONS: The Board of Directors recommends a vote FOR the election of all nominees for director listed on the reverse side hereof, and FOR the ratification of the appointment of Grant Thornton LLP as the Company’s independent registered public accountants for the fiscal year ending September 30, 2008.

PLEASE COMPLETE, DATE, SIGN, AND MAIL THIS INSTRUCTION CARD
PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE OR PROVIDE YOUR
INSTRUCTIONS TO VOTE VIA THE INTERNET OR BY TELEPHONE.

(Continued, and to be marked, dated and signed, on the other side)

FOLD AND DETACH HERE

SEMITOOL, INC. —ANNUAL MEETING, DATE: March 6, 2008

YOUR VOTE IS IMPORTANT!

You can vote in one of three ways:

1. Call toll free 1-866-242-2542 on a Touch-Tone Phone. There is NO CHARGE to you for this call.
or
2. Via the Internet at https://www.proxyvotenow.com/smtl and follow the instructions.
or
3. Mark, sign and date your proxy card and return it promptly in the enclosed envelope.

PLEASE SEE REVERSE SIDE FOR VOTING INSTRUCTIONS

[FORM OF BACK OF PROXY CARD]

Revocable Proxy
SEMITOOL, INC.

Annual Meeting of Shareholders
      March 6, 2008

                                                    Withhold    For All
                                              For      All        Except
1. To elect:                             [   ]     [   ]         [   ]

Nominees: (01) Raymon F. Thompson,
(02) Howard E. Bateman, (03) Donald P. Baumann,
(04) Timothy C. Dodkin, (05) Daniel J. Eigeman
(06) Charles P. Grenier, (07) Steven C. Stahlberg and
(08) Steven R. Thompson

INSTRUCTION: To withhold authority to vote for any
nominee(s), mark "For All Except" and write that nominee(s')
name(s) or number(s) in the space provided below.

_________________________________________________

                                                                 Yes     No

HOUSEHOLDING ELECTION - Please       [   ]     [   ]
indicate if you consent to receive certain future
investor communications in a single package
per household.

Please be sure to date and sign
this instruction card in the box below.	Please mark as [ X ]
                                                                                    indicated in this
                                                                                    example

                                                                                      For  Against Abstain
 2. To ratify the appointment of Grant Thornton LLP as [   ]      [   ]     [   ]
    the Company's independent registered public
    accountants for the fiscal year ending September 30, 2008.

    The Board of Directors recommends a vote "FOR" proposals 1 and 2 listed above.

    Mark here if you plan to attend the meeting                             [   ]

    Mark here for address change and note change      [   ]

    __________________________________________________________
    __________________________________________________________
    __________________________________________________________

Please sign exactly as your name(s) appear(s) hereon.

Date

Sign above

***IF YOU WISH TO PROVIDE YOUR INSTRUCTIONS TO VOTE BY TELEPHONE OR INTERNET,
PLEASE READ THEINSTRUCTIONS BELOW ***

FOLD AND DETACH HERE IF YOU ARE VOTING BY MAIL

PROXY VOTING INSTRUCTIONS

Shareholders of record have three ways to vote:
1. By Mail; or
2. By Telephone (using a Touch-Tone Phone); or
3. By Internet.
A telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, dated and returned this proxy. Please note telephone and Internet votes must be cast prior to 3 a.m., March 6, 2008. It is not necessary to return this proxy if you vote by telephone or Internet.

Vote by Telephone Call Toll-Free on a Touch-Tone Phone anytime prior to 3 a.m., March 6, 2008: 1-866-242-2542	Vote by Internet anytime prior to 3 a.m., March 6, 2008 go to https://www.proxyvotenow.com/smtl

Please note that the last vote received, whether by telephone, Internet or by mail, will be the vote counted.

Your vote is important!